  Exhibit 99.1

STERICYCLE, INC. REPORTS RESULTS

FOR SECOND QUARTER 2007

Lake Forest, Illinois, July 26, 2007—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter of 2007.

SECOND QUARTER AND YEAR-TO-DATE RESULTS

Revenues for the quarter ended June 30, 2007 were $232.8 million, up 17.3% from $198.4 million in the second quarter of 2006.  Acquisitions less than 12 months old contributed $11.0 million to the $34.4 million revenue growth in the second quarter of 2007. Gross profit was $104.5 million, up 19.4% from $87.6 million in the second quarter last year. Gross profit as a percent of revenues was 44.9% versus 44.1% in the second quarter of 2006.

Net income for the second quarter of 2007 was $32.0 million or $0.36 per diluted share compared with net income of $25.2 million or $0.28 per diluted share for the second quarter of 2006.  During the quarter we completed a 2-for-1 stock split.  All historical per share numbers have been adjusted for the split.

For the six months ended June 30, 2007, revenues increased to $443.9 million, up 17.5% from $377.7 million in the same period a year ago.  Gross profit was $198.8 million, up 19.5% from $166.3 million in the same period a year ago.  Gross profit as a percent of revenues was 44.8% versus 44.0% in the same period in 2006.  Earnings per diluted share increased 25.9% to $0.68 from $0.54 per diluted share in the same period a year ago.

Cash flow from operations was $70.5 million for the first six months of 2007. Cash flow and increased loan balances funded $59.0 million in stock repurchases, $51.0 million in acquisitions and international investments and $23.0 million in capital spending.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2007	2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,707	$13,492
Short-term investments	600	2,548
Accounts receivable, less allowance for doubtful
accounts of $6,017 in 2007 and $5,411 in 2006	154,293	130,354
Deferred tax asset	14,674	16,072
Asset group held for sale	-	33,674
Other current assets	23,843	22,462
Total current assets	195,117	218,602
Property, plant and equipment, net	177,182	156,953
Other assets:
Goodwill	887,014	813,973
Intangible assets, less accumulated amortization of
$13,098 in 2007 and $11,454 in 2006	134,160	115,879
Other	21,342	22,499
Total other assets	1,042,516	952,351
Total assets	$1,414,815	$1,327,906

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$14,219	$22,681
Accounts payable	32,207	25,033
Accrued liabilities	69,144	75,434
Deferred revenue	14,021	11,662
Liability group held for sale	-	7,221
Total current liabilities	129,591	142,031
Long-term debt, net of current portion	508,746	443,115
Deferred income taxes	114,932	105,521
Other liabilities	12,637	12,158
Common shareholders' equity:
Common stock (par value $0.01 per share, 120,000,000
shares authorized, 87,534,190 issued and outstanding
in 2007, 88,503,930 issued and outstanding in 2006)	876	443
Additional paid in capital	210,465	252,568
Accumulated other comprehensive income	9,343	5,229
Retained earnings	428,225	366,841
Total shareholders' equity	648,909	625,081
Total liabilities and shareholders' equity	$1,414,815	$1,327,906

Total debt to capitalization percentage ratio	44.6%	42.7%
Calculation of total debt to capitalization percentage ratio:
Total debt	$522,965	$465,796
Shareholders' equity	648,909	625,081
Capitalization	$1,171,874	$1,090,877

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(unaudited)			(unaudited)
	2007	2006	2007	2006

Revenues	$232,845	$198,424	$443,894	$377,673

Cost of revenues	128,328	110,863	245,141	211,359

Gross profit	104,517	87,561	198,753	166,314

Selling, general and
administrative expenses	43,267	35,852	81,046	68,717
Amortization	882	784	1,750	1,295

Total SG&A expense and amortization	44,149	36,636	82,796	70,012

Income from operations before
acquisition integration and other expenses	60,368	50,925	115,957	96,302

Gain on sale of assets	(1,075)	-	(1,898)	-
Impairment of intangible asset	228	-	228	-
Impairment of fixed assets	611	300	1,261	300
Acquisition integration expenses	606	664	919	1,295

Income from operations	59,998	49,961	115,447	94,707

Other income (expense):
Interest Income	537	251	938	507
Interest expense	(8,276)	(7,253)	(15,976)	(13,159)
Investment in security write down	-	(1,000)	-	(1,000)
Insurance proceeds	-	-	500	-
Other expense, net	(230)	(700)	(783)	(1,230)

Total other income (expense)	(7,969)	(8,702)	(15,321)	(14,882)

Income before income taxes	52,029	41,259	100,126	79,825
Income tax expense	20,031	16,091	38,741	31,132
Net income	$31,998	$25,168	$61,385	$48,693

Earnings per share-diluted	$0.36	$0.28	$0.68	$0.54

Weighted average number of
common shares outstanding-diluted	89,956,734	90,621,330	90,203,818	90,474,400

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	For the six months ended
	June 30,
	2007	2006
	(unaudited)
Operating Activities:
Net income	$61,385	$48,693
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of assets	(1,898)	-
Impairment of fixed assets	1,261	300
Impairment of permit intangible	228	-
Write down of investment in securities	-	1,000
Stock compensation expense	5,074	5,274
Excess tax benefit of disqualifying dispositions of stock options and
exercise of non-qualified stock options	(2,444)	(3,141)
Depreciation	13,096	11,713
Amortization	1,750	1,295
Deferred income taxes	8,189	3,716
Changes in operating assets and liabilities, net of
effect of acquisitions
Accounts receivable	(18,613)	(12,181)
Other assets	1,913	1,216
Accounts payable	4,755	(4,999)
Accrued liabilities	(6,584)	9,540
Deferred revenue	2,359	1,923

Net cash provided by operating activities	70,471	64,349

Investing Activities:
Payments for acquisitions and international
investments, net of cash acquired	(50,979)	(126,091)
Proceeds from maturity/(purchases) of short-term investments	1,948	(1,964)
Proceeds from sale of assets	26,453	-
Proceeds from sale of property and equipment	124	215
Capital expenditures	(23,031)	(15,720)

Net cash used in investing activities	(45,485)	(143,560)

Financing Activities:
Proceeds from issuance of note payable	-	4,572
Repayment of long-term debt	(32,856)	(12,452)
Net borrowings on senior credit facility	49,142	89,120
Principal payments on capital lease obligations	(341)	(749)
Excess tax benefit of stock options exercised	2,444	3,141
Purchase/cancellation of treasury stock	(59,023)	(13,866)
Proceeds from other issuances of common stock	9,470	7,925

Net cash (used in) provided by financing activities	(31,164)	77,691
Effect of exchange rate changes on cash	(5,607)	(1,697)
Net decrease in cash and cash equivalents	(11,785)	(3,217)
Cash and cash equivalents at beginning of period	13,492	7,825

Cash and cash equivalents at end of period	$1,707	$4,608
Non-cash activities:
Net issuances of notes payable for certain acquisitions	$37,215	$27,245
Net issuances of common stock for certain acquisitions	$365	$-